News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale,  CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	July 26, 2016
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended June 30, 2016

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the quarter ended June 30, 2016.

Net income allocable to common shareholders increased $4.6 million, or 41.4%, from $11.1 million, or $0.41 per share, for the three months ended June 30, 2015 to $15.7 million, or $0.58 per share, for the three months ended June 30, 2016.  The quarterly change was primarily the result of an increase in total net operating income (“NOI”) of $4.0 million. Net income allocable to common shareholders decreased $601,000, or 1.9%, from $30.9 million, or $1.14 per share, for the six months ended June 30, 2015 to $30.3 million, or $1.12 per share, for the six months ended June 30, 2016.  The year-to-date change was due to the gain on sale of real estate facilities that was realized in the first quarter of 2015, partially offset by an increase in overall NOI.

Funds from operations (“FFO”) were $45.3 million, or $1.30 per share, for the three months ended June 30, 2016, an increase of $4.1 million from the three months ended June 30, 2015 of $41.2 million, or $1.20 per share.  For the six months ended June 30, 2016, FFO was $89.0 million, or $2.56 per share, an increase of $8.8 million from the six months ended June 30, 2015 of $80.2 million, or $2.33 per share.    The increase in FFO was due to an increase in NOI, lower preferred distributions as well as reduced interest expense resulting from the repayment of the Company’s outstanding $250.0 million mortgage note on June 1, 2016, partially offset by a one-time net non-cash stock compensation charge of $2.0 million during the second quarter of 2016 related to a change in senior management and the future issuances of restricted stock units our former Chief Executive Officer will receive under the Company’s Long-Term Equity Incentive Plan (“LTEIP”).

In order to provide meaningful period-to-period comparisons of FFO derived from the Company’s ongoing business operations, the Company excluded the net non-cash stock compensation charge of $2.0 million for the three and six months ended June 30, 2016 to compute to FFO, as adjusted.

FFO, as adjusted, was $47.3 million, or $1.36 per share, for the three months ended June 30, 2016, an increase of $6.1 million from the three months ended June 30, 2015 of $41.2 million, or $1.20 per share, as adjusted.  For the six months ended June 30, 2016, FFO, as adjusted, was $91.0 million, or $2.62 per share, an increase of $10.8 million from the six months ended June 30, 2015 of $80.2 million, or $2.33 per share, as adjusted.  The increase in FFO, as adjusted, was due to an increase in NOI, lower preferred distributions as well as reduced interest expense resulting from the repayment of the Company’s outstanding $250.0 million mortgage note on June 1, 2016.

The following table reconciles FFO per share, as reported, to FFO per share, as adjusted, for the three and six months ended June 30, 2016 and 2015:

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	Change	2016	2015	Change
FFO per share, as reported	$1.30	$1.20	8.3%	$2.56	$2.33	9.9%
LTEIP modification due to a change
in senior management	0.06	—		0.06	—
FFO per share, as adjusted	$1.36	$1.20	13.3%	$2.62	$2.33	12.4%

Same Park NOI increased $3.5 million, or 5.7%, for the three months ended June 30, 2016 and $7.3 million, or 5.9%, for the six months ended June 30, 2016 compared to the same periods in 2015.  The increase in NOI was driven by improving occupancy and rental rates as rental income increased $3.7 million, or 4.1%, from $90.8 million for the three months ended

June 30, 2015 to $94.5 million for the three months ended June 30, 2016.  Same Park rental income increased $8.0 million, or 4.4%, from $180.6 million for the six months ended June 30, 2015 to $188.6 million for the six months ended June 30, 2016.

Non-Same Park NOI increased $467,000, or 72.5%, for the three months ended June 30, 2016 and $1.0 million, or 81.5%, for the six months ended June 30, 2016 compared to the same periods in 2015 as a result of an increase in occupancy.

All per share amounts noted above are presented on a diluted basis.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”).  The Same Park portfolio includes all operating properties acquired prior to January 1, 2014.   Operating properties acquired subsequently are referred to as “Non-Same Park.” For the three and six months ended June 30, 2016 and 2015, the Same Park facilities constitute 27.3 million rentable square feet, representing 97.5% of the 28.0 million square feet in the Company’s total portfolio as of June 30, 2016.

The following table presents the operating results of the Company’s properties for the three and six months ended June 30, 2016 and 2015 in addition to other income and expense items affecting net income (unaudited, in thousands, except per square foot amounts):

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2016	2015	Change	2016	2015	Change
Rental income:
Same Park (27.3 million rentable square feet)	$94,484	$90,798	4.1%	$188,581	$180,564	4.4%
Non-Same Park (678,000 rentable square feet)	1,603	1,172	36.8%	3,351	2,333	43.6%
Total rental income	96,087	91,970	4.5%	191,932	182,897	4.9%
Cost of operations:
Same Park	28,467	28,323	0.5%	58,957	58,198	1.3%
Non-Same Park	492	528	(6.8%)	1,032	1,055	(2.2%)
Total cost of operations	28,959	28,851	0.4%	59,989	59,253	1.2%
Net operating income (1):
Same Park	66,017	62,475	5.7%	129,624	122,366	5.9%
Non-Same Park	1,111	644	72.5%	2,319	1,278	81.5%
Total net operating income	67,128	63,119	6.4%	131,943	123,644	6.7%
Other:
Net operating income from sold assets (2)	—	551	(100.0%)	—	1,327	(100.0%)
LTEIP amortization:
Cost of operations	(791)	(779)	1.5%	(1,655)	(1,511)	9.5%
General and administrative	(3,293)	(1,642)	100.5%	(4,897)	(3,000)	63.2%
Facility management fees	131	133	(1.5%)	259	280	(7.5%)
Other income and expense	(1,954)	(3,193)	(38.8%)	(4,877)	(6,409)	(23.9%)
Depreciation and amortization	(25,214)	(27,025)	(6.7%)	(50,255)	(53,258)	(5.6%)
General and administrative	(2,084)	(1,855)	12.3%	(4,115)	(3,896)	5.6%
Gain on sale of real estate facilities	—	—	—	—	12,487	(100.0%)
Net income	$33,923	$29,309	15.7%	$66,403	$69,664	(4.7%)
Same Park gross margin (3)	69.9%	68.8%	1.6%	68.7%	67.8%	1.3%
Same Park weighted average occupancy	93.6%	92.7%	1.0%	93.8%	92.4%	1.5%
Non-Same Park weighted average occupancy	95.0%	70.8%	34.2%	95.0%	70.0%	35.7%
Same Park annualized realized rent per square foot (4)	$14.80	$14.36	3.1%	$14.73	$14.32	2.9%

(1)NOI, a non-GAAP measure, is often used by investors to determine the value of commercial real estate. Management believes that Same Park NOI, also a non-GAAP measure, provides investors a useful measure for comparing the performance of the Company’s commercial real estate portfolio across reporting periods.  The Company’s calculation of NOI and Same Park NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles.

(2)Represents NOI from sold assets in 2015. These assets generated rental income of $978,000 and $2.4 million for the three and six months ended June 30, 2015 and cost of operations of $427,000 and $1.0 million for the three and six months ended June 30, 2015.

(3)Computed by dividing Same Park NOI by Same Park rental income.

(4)Represents the annualized Same Park rental income earned per occupied square foot.

Mortgage Note Repayment

In connection with the purchase of a portfolio located in the Northern California Bay Area in 2011, the Company assumed a $250.0 million mortgage note with a maturity date of December, 2016.  On June 1, 2016, the Company repaid the outstanding mortgage note in full, without repayment penalty, using cash on hand and borrowings on its line of credit.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage as of and for the three months ended June 30, 2016:

Ratio of FFO to fixed charges (1)	24.8x

Ratio of FFO to fixed charges and preferred distributions (1)	3.8x

Debt and preferred equity to total market capitalization (based on
common stock price of $106.08 at June 30, 2016)	21.1%

Available balance under the $250.0 million unsecured credit facility at June 30, 2016	$196.0 million

(1)Fixed charges include interest expense and capitalized interest totaling  $2.5 million.

Distributions Declared

On July 26, 2016, the Board of Directors declared a quarterly dividend of $0.75 per common share.  Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable on September 29, 2016 to shareholders of record on September 14, 2016.

Series	Dividend Rate	Dividend Declared

Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.356250

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2016,  the Company wholly owned 28.0 million rentable square feet with approximately 4,900 customers in six states.

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the second quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Wednesday,  July 27, 2016, at 8:00 a.m. (PDT) to discuss the second quarter results. The toll free number is (888) 299-3246; the conference ID is 61552148. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through August 4, 2016 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Cash and cash equivalents	$3,702	$188,912

Real estate facilities, at cost:
Land	793,569	793,569
Buildings and improvements	2,225,062	2,215,515
	3,018,631	3,009,084
Accumulated depreciation	(1,126,239)	(1,082,603)
	1,892,392	1,926,481
Land held for future development	6,081	6,081
	1,898,473	1,932,562
Investment in and advances to unconsolidated joint venture	39,976	26,736
Rent receivable, net	2,303	2,234
Deferred rent receivable, net	29,544	28,327
Other assets	8,084	7,887

Total assets	$1,982,082	$2,186,658

LIABILITIES AND EQUITY

Accrued and other liabilities	$74,335	$76,059
Credit facility	54,000	—
Mortgage note payable	—	250,000
Total liabilities	128,335	326,059

Commitments and contingencies

Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized,
36,800 shares issued and outstanding at
June 30, 2016 and December 31, 2015	920,000	920,000
Common stock, $0.01 par value, 100,000,000 shares authorized,
27,084,500 and 27,034,073 shares issued and outstanding at
June 30, 2016 and December 31, 2015, respectively	270	269
Paid-in capital	726,944	722,009
Cumulative net income	1,433,645	1,375,421
Cumulative distributions	(1,425,466)	(1,357,203)
Total PS Business Parks, Inc.’s shareholders’ equity	1,655,393	1,660,496

Noncontrolling interests:
Common units	198,354	200,103
Total noncontrolling interests	198,354	200,103
Total equity	1,853,747	1,860,599

Total liabilities and equity	$1,982,082	$2,186,658

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Revenues:
Rental income	$96,087	$92,948	$191,932	$185,263
Facility management fees	131	133	259	280
Total operating revenues	96,218	93,081	192,191	185,543
Expenses:
Cost of operations	29,750	30,057	61,644	61,803
Depreciation and amortization	25,214	27,025	50,255	53,258
General and administrative	5,377	3,497	9,012	6,896
Total operating expenses	60,341	60,579	120,911	121,957
Other income and (expense):
Interest and other income	208	145	475	252
Interest and other expense	(2,162)	(3,338)	(5,352)	(6,661)
Total other income and (expense)	(1,954)	(3,193)	(4,877)	(6,409)

Gain on sale of real estate facilities	—	—	—	12,487

Net income	$33,923	$29,309	$66,403	$69,664

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests—common units	$4,243	$3,016	$8,179	$8,379
Total net income allocable to noncontrolling interests	4,243	3,016	8,179	8,379
Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	13,832	15,122	27,665	30,244
Restricted stock unit holders	117	42	259	140
Common shareholders	15,731	11,129	30,300	30,901
Total net income allocable to PS Business Parks, Inc.	29,680	26,293	58,224	61,285
	$33,923	$29,309	$66,403	$69,664

Net income per common share:
Basic	$0.58	$0.41	$1.12	$1.15
Diluted	$0.58	$0.41	$1.12	$1.14

Weighted average common shares outstanding:
Basic	27,082	26,956	27,063	26,941
Diluted	27,172	27,033	27,149	27,027

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations and Funds Available for Distribution

(Unaudited, in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Computation of Diluted Funds From Operations (1):

Net income allocable to common shareholders	$15,731	$11,129	$30,300	$30,901
Adjustments:
Gain on sale of real estate facilities	—	—	—	(12,487)
Depreciation and amortization	25,214	27,025	50,255	53,258
Net income allocable to noncontrolling
interests—common units	4,243	3,016	8,179	8,379
Net income allocable to restricted stock unit holders	117	42	259	140
FFO allocable to common and dilutive shares	45,305	41,212	88,993	80,191
LTEIP modification due to a change in senior management	2,018	—	2,018	—
FFO allocable to common and dilutive shares, as adjusted	$47,323	$41,212	$91,011	$80,191

Weighted average common shares outstanding	27,082	26,956	27,063	26,941
Weighted average common OP units outstanding	7,305	7,305	7,305	7,305
Weighted average restricted stock units outstanding	245	110	253	114
Weighted average common share equivalents outstanding	90	77	86	86
Total common and dilutive shares	34,722	34,448	34,707	34,446

Net income per common share—diluted	$0.58	$0.41	$1.12	$1.14
Depreciation and amortization (2)	0.72	0.79	1.44	1.55
Gain on sale of real estate facilities (2)	—	—	—	(0.36)
FFO per common and dilutive share (2)	1.30	1.20	2.56	2.33
LTEIP modification due to a change in senior management (2)	0.06	—	0.06	—
FFO per common and dilutive share, as adjusted (2)	$1.36	$1.20	$2.62	$2.33

Computation of Funds Available for Distribution ("FAD") (3):

FFO allocable to common and dilutive shares	$45,305	$41,212	$88,993	$80,191

Adjustments:
Recurring capital improvements	(1,525)	(2,764)	(2,679)	(3,881)
Tenant improvements	(4,531)	(6,425)	(7,850)	(13,225)
Lease commissions	(1,767)	(2,717)	(3,588)	(4,285)
Straight-line rent	(170)	(1,159)	(1,217)	(2,192)
Non-cash stock compensation expense	194	213	531	526
Long-term equity incentive amortization	4,084	2,421	6,552	4,511
In-place lease adjustment	(138)	(352)	(331)	(663)
Tenant improvement reimbursements, net of lease incentives	(423)	(543)	(846)	(940)
Capitalized interest	(345)	(271)	(739)	(531)
FAD	$40,684	$29,615	$78,826	$59,511

Distributions to common and dilutive shares	$25,914	$17,193	$51,815	$34,372

Distribution payout ratio	63.7%	58.1%	65.7%	57.8%

(1)FFO is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization,  gains or losses on asset dispositions, net income allocable to noncontrolling interests—common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO and FFO, as adjusted, are non-GAAP financial measures and should be analyzed in conjunction with net income. However, FFO and FFO, as adjusted, should not be viewed as substitutes for net income as a measure of operating performance or liquidity as they do not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and/or FFO, as adjusted and, accordingly, the Company’s FFO and FFO, as adjusted, may not be comparable to other real estate companies’ FFO or adjusted FFO.

(2)Per share amounts are computed using additional dilutive shares related to noncontrolling interests and restricted stock units.

(3)FAD is a non-GAAP financial measure that is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, in-place lease adjustment, amortization of lease incentives and tenant improvement reimbursements, capitalized interest and the effect of redemption/repurchase of preferred equity.  Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT.  FAD does not represent net income or cash flow from operations as defined by GAAP.